Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REITERATES FISCAL 2022 GUIDANCE EXCEPT FOR UPDATING EPS GUIDANCE TO BETWEEN $28.50 AND $30.00

ANNOUNCES INCREASED FOCUS ON PRESERVING LIQUIDITY

MATAWAN, NJ, October 19, 2022 – Hovnanian Enterprises, Inc. (NYSE:HOV), a leading national homebuilder, commented on the impact of the housing market on its current operations and announced today its decision not to proceed with the early retirement of $100 million of senior secured notes at this time.

“Stubbornly high levels of inflation, including last week’s higher than expected Consumer Price Index and Producer Price Index results, fears of an economic recession and the increasing likelihood that the Federal Reserve will continue to raise interest rates have caused many homebuyers to delay their home purchase decision. As a result of these developments, we plan to increase our focus on preserving liquidity,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “We expect to end fiscal 2022 with liquidity that is significantly above the high end of our target range of $245 million. We remain committed to strengthening our balance sheet and intend to revisit our debt retirement initiatives once market conditions improve.”

The Company is reiterating its full year guidance for fiscal 2022 for total revenues, gross margin, EBITDA and pretax profit and updating its guidance for EPS. That said, the Company expects that the achievement of the high end of its guidance ranges will be very challenging as a large number of deliveries are expected to occur in the last two weeks of the fiscal year and results may also be adversely affected by the ongoing impact from Hurricane Ian, including the potential disruption for establishing utility services for our upcoming deliveries. Actual fiscal 2022 results may be further impacted by additional adverse changes in current market conditions, including further deterioration in the supply chain, material increase in mortgage rates, or increased inflation and guidance excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $48.51 at July 29, 2022.

For fiscal 2022, total revenues are expected to be between $2.80 billion and $3.00 billion, gross margin, before cost of sales interest expense and land charges, is expected to be between 24.0% and 26.0%, adjusted pretax income is expected to be between $310 million and $325 million, adjusted EBITDA is expected to be between $460 million and $475 million and fully diluted earnings per share is expected to be between $28.50 and $30.00. At the midpoint of our guidance, we anticipate our shareholders' equity to increase year-over-year by approximately 120% at October 31, 2022.

Notwithstanding the rapid rise in mortgage rates and fears of a recession, most buyers in contract backlog are currently continuing to move forward with their home purchase. For the three months ended September 30, 2022, our beginning backlog cancellation rate was 11% compared to 6% for the same period last year and to our historical average since 2013 of 13%.

Gross consolidated contracts during July, August and September remained steady and averaged 337 per month. Gross consolidated contracts in September 2022 were 341, a 26% decrease from 460 gross contracts in September 2021. However, consolidated net contracts for September 2022 were 192 homes, a 51% decrease from 390 homes in September of 2021. The contract cancellation rate for the month of September 2022 was 44% compared to 15% in the same month of the prior year. The larger reduction in net contracts relative to gross consolidated contracts for the month was due to the impact of a small increase in the beginning backlog cancellation rate applied against a large backlog of 3,495 homes as of June 30, 2022 resulting in an unusually high number of cancellations when applied against lower gross contracts in a single month.

“Given the slower pace of home sales and the higher level of homebuyer incentives and concessions being offered, we have been re-underwriting our land option contracts to ensure all land acquisitions still exceed our underwriting hurdle rates. This will likely lead to less land and land development spend than previously contemplated,” said Mr. Hovnanian.

“During this period of increasing mortgage rates, many homebuyers are looking for a home they can move into quickly and desire certainty in their mortgage payments. While we have historically balanced build to order sales with spec sales (Quick Move In homes or QMI’s), we are increasing our level of QMI’s to meet the heightened demand for homes that can be closed in the next 90 days. Along with this pivot in our sales strategies, we will monitor QMI sales and starts to ensure construction activity stays in balance with home demand. Additionally, to make our homes more affordable, we are offering below market mortgage rates on many of our QMI homes. This temporary shift in our spec strategy will allow consumers to both lock in their mortgage rate and close on their homes faster.”

“We are comfortable with our liquidity and pleased with our improved balance sheet but feel our decision to not proceed with the planned early bond retirement makes sense during these uncertain economic times,” concluded Mr. Hovnanian.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES

The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Adjusted pretax income, which is defined as income before income taxes excluding land-related charges and loss on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) the outbreak and spread of COVID-19 and the measures that governments, agencies, law enforcement and/or health authorities implement to address it, as well as continuing macroeconomic effects of the pandemic; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; (26) increases in inflation; and (27) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2022 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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